As filed with the Securities and Exchange Commission on March 10, 1999
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          FINANCIAL SECURITY ASSURANCE
                                  HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

                 New York                                    13-3261323
      (State or other jurisdiction                        (I.R.S. Employer
    of incorporation or organization)                    Identification No.)

                                 350 Park Avenue
                            New York, New York 10022
                                 (212) 826-0100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                              Bruce E. Stern, Esq.
                          General Counsel and Secretary
                   Financial Security Assurance Holdings Ltd.
                                 350 Park Avenue
                            New York, New York 10022
                                 (212) 826-0100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
                             William H. Widen, Esq.
                             Cravath, Swaine & Moore
                                825 Eighth Avenue
                          New York, New York 10019-7475

                               ------------------

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ______

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ______

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                           ---------------------------

                                                   (Continued on following page)

(Continued from previous page)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                      Proposed
                                                       Maximum       Proposed Maximum
  Title of Each Class of          Amount to be      Offering Price       Aggregate           Amount of
Securities to be Registered   Registered(1)(2)(3)    Per Unit(4)     Offering Price(4)   Registration Fee
---------------------------------------------------------------------------------------------------------
Debt Securities
Common Stock
Stock Purchase Contracts(5)
TOTAL......................    $230,000,000              100%           $230,000,000            $63,940
=========================================================================================================

(1) Securities registered by the registrant under Registration Statement No. 333-34181 and not previously sold in the amount of $20,000,000 are consolidated in this registration statement pursuant to Rule 429 under the Securities Act. Registration fees with respect to such unsold securities in the amount of $6,060.61 have previously been paid. The total amount registered under this registration statement as so consolidated is $250,000,000.
(2) Includes such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and such indeterminate number of stock purchase contracts, as may from time to time be issued at indeterminate prices.
(3) In United States Dollars or the equivalent thereof in one or more foreign denominated currencies or currency units if debt securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the registrant.
(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(5) Each stock purchase contract of the registrant obligates the registrant to sell, and the holder thereof to purchase, a number of shares of common stock.
                           ---------------------------

            Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to the securities registered by the registrant under Registration Statement No. 333-34181 that remain unsold in the amount of $20,000,000. This registration statement also constitutes Post-Effective Amendment No. 1 with respect to the registrant's Registration Statement No. 333-34181.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                                                 Subject to Completion
                                                          Preliminary Prospectus
                                                            Dated March 10, 1999

                                     [LOGO]

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                 350 Park Avenue
                            New York, New York 10022
                                 (212) 826-0100

                                  $250,000,000
           DEBT SECURITIES, COMMON STOCK AND STOCK PURCHASE CONTRACTS

            From time to time, we may sell:

      o debt securities which may be senior or subordinated in priority of payment,

      o     common stock, and

      o     stock purchase contracts.

            When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities. You should read this prospectus and any prospectus supplement carefully.

            Our common stock is listed on the New York Stock Exchange under the symbol "FSA".

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           ---------------------------

                The date of this prospectus is [          ], 1999

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time over approximately the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below.

      You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

      In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the following locations of the
SEC:

                                                        Chicago Regional Office
 Public Reference Room     New York Regional Office         Citicorp Center
450 Fifth Street, N.W.       7 World Trade Center       500 West Madison Street
       Room 1024                  Suite 1300                   Suite 1400
Washington, D.C. 20549     New York, New York 10048     Chicago, Illinois 60661

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

      This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

      o The description of our common stock in our Form 8-A that was filed on December 3, 1993

      o     Our Annual Report on Form 10-K for the year ended December 31, 1997

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998

      o     Our Current Report on Form 8-K dated November 6, 1998

      o     Our Proxy Statement on Schedule 14A that was filed on March 24, 1998

      We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

      You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov). You can also obtain these documents from us (without charge) by visiting our web site (http://www.FSA.com) or requesting them in writing or by telephone at the following address:

                                  Peter E. Hoey
                      Managing Director, Investor Relations
                   Financial Security Assurance Holdings Ltd.
                                 350 Park Avenue
                            New York, New York 10022
                            Telephone (212) 826-0100

                                   THE COMPANY

      We are Financial Security Assurance Holdings Ltd. In this prospectus we refer to our company as "FSA Holdings", "we" or "us". We own 100% of Financial Security Assurance Inc., which we refer to as "FSA". FSA primarily provides financial guaranty insurance on asset-backed securities and municipal bonds. FSA was the first insurance company organized to insure asset-backed obligations. FSA has been a leading insurer of asset-backed obligations (based on number of transactions insured) since its organization in 1985. In 1990, FSA expanded the focus of its business to include writing financial guaranty insurance of municipal obligations and has since become a major insurer of municipal bonds.

      FSA writes financial guaranty insurance that typically guarantees scheduled payments on an issuer's obligations. In the case of a default on these payments, FSA is generally required to pay the principal, interest or other amounts due either in accordance with the original payment schedule or, at FSA's option, on an accelerated basis. The underwriting policy of FSA is to insure asset-backed and municipal obligations that would otherwise be investment grade without the benefit of FSA's insurance. The asset-backed obligations insured by FSA are generally issued in structured transactions backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The municipal obligations insured by FSA consist primarily of general obligation bonds, supported by the issuers' taxing power, and special revenue bonds and other special obligations of state and local governments, supported by the issuer's ability to impose and collect fees and charges for public services or specific projects.

      Our business objective is to remain a leading insurer of asset-backed obligations and to become a more prominent insurer of municipal obligations. We believe that the demand for our financial guaranty insurance will grow over the long term as a result of the anticipated continuation of three trends:

      o expansion of asset securitization outside the residential mortgage sector;

      o growth in the insurance of municipal obligations due, in part, to the increased use of municipal bonds to finance repairs and improvements to the nation's infrastructure and the increased municipal bond purchases by individuals who generally purchase insured obligations; and

      o increased volume of new domestic municipal bonds that are insured, insurance penetration having already grown every year since 1986 to reach 50.8% in 1998, according to published sources.

      FSA Holdings or its subsidiaries maintain offices in New York City, San Francisco, Dallas, London, Paris, Madrid, Sydney, Tokyo, Singapore and Bermuda. In addition to our domestic business, we pursue international opportunities and currently operate in the European and Pacific Rim markets. We were the first financial guaranty insurance company to insure obligations in international markets.

      We expect to continue to emphasize a diversified insured portfolio characterized by insurance of both asset-backed and municipal obligations, with a broad geographic distribution and a variety of revenue sources and transaction structures.

      FSA's insurance financial strength is rated "Aaa" by Moody's Investors Service, Inc. FSA's insurer financial strength is rated "AAA" by Standard & Poor's Ratings Services ("S&P") and Standard and Poor's (Australia) Pty. Ltd. FSA's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc.

      FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

      Our principal executive offices are located at 350 Park Avenue, New York, New York 10022. The telephone number at that location is (212) 826-0100.

                                 USE OF PROCEEDS

      Unless otherwise stated in the prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges for FSA Holdings for the periods indicated. Earnings represent consolidated earnings before income taxes and fixed charges. Fixed charges consist of interest and one third of rental expense which is representative of the interest factor for this rental expense. We had no capitalized interest for the periods presented. The ratio for 1993 is not meaningful because we incurred a significant loss in that year.

                                                                   Nine Months
                                                                      Ended
                                   Years Ended December 31,       September 30,
                                   ------------------------       -------------
                               1993   1994   1995   1996   1997       1998
                               ----   ----   ----   ----   ----       ----
Ratio of earnings to fixed
charges......................  N/M    51.2   70.0   35.2   22.6       15.4


                         DESCRIPTION OF DEBT SECURITIES

      The following description provides general terms that may apply to our debt securities. The prospectus supplement relating to any debt securities offered will describe the particular terms of those debt securities.

      The debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities will be issued under an existing senior indenture, as supplemented from time to time, between FSA Holdings and First Union National Bank, as trustee. The subordinated debt securities will be issued under a subordinated indenture, as supplemented from time to time, between FSA Holdings and a trustee to be named in the prospectus supplement. The senior indenture and the subordinated indenture are collectively referred to as the indentures.

      The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures, copies of which are attached as exhibits to the registration statement of which this prospectus is a part. Whenever particular sections or defined terms in the indentures are referred to in this prospectus or a prospectus supplement, those sections and definitions are incorporated by reference.

General

      The debt securities will be our direct and unsecured obligations. The senior debt securities will rank equally and ratably with all of our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our senior debt.

      We are a non-operating holding company and most of our assets are owned by our subsidiaries. As a result, we rely primarily on dividends or other payments from our subsidiaries to pay principal and interest on our outstanding debt obligations. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. In addition, the payment of dividends or other amounts by FSA, our insurance company subsidiary, is limited under the applicable insurance laws and regulations of the State of New York.

      Neither indenture limits the total amount of debt securities that we may issue under it, and we may issue debt securities under each indenture up to the aggregate principal amount authorized by our Board of Directors from time to time. Except as may be described in a prospectus supplement, neither the indentures nor the debt securities limit the amount of other secured or unsecured debt that we may incur or issue.

      We may issue debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

      o     the title of the debt securities;

      o     any limit upon the total principal amount of the debt securities;

      o the date or dates on which the principal of the debt securities is payable;

      o the rate or rates at which the debt securities bear interest, if any, or the method by which that rate is determined, the date or dates from which interest accrues, the interest payment dates on which any interest is payable, our right, if any, to defer or extend an interest payment date, and the record dates for the determination of holders to whom interest is payable;

      o the place or places where the principal and any interest on the debt securities is payable;

      o the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

      o our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

      o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities are issuable;

      o if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the debt securities is payable, or in which the debt securities are denominated;

      o whether the debt securities are issued in whole or in part in the form of one or more global securities and the depositary with respect to those global securities and the circumstances under which those global securities may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than the depositary or its nominee;

      o the additions, modifications or deletions, if any, in the events of default or our covenants specified in the indenture;

      o if other than the principal amount thereof, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

      o if the amount of payments of principal of (or premium, if any) or interest, if any, on the debt securities may be determined by reference to an index, formula or other method, the manner in which those amounts will be determined and any commodities, currencies, currency units or indices, value, rate or price relevant to that determination;

      o whether defeasance and/or covenant defeasance (as described below under the heading "--Defeasance or Covenant Defeasance" ) applies to the debt securities;

      o the relative degree, if any, to which the debt securities are senior to or subordinated to other series of debt securities in right of payment;

      o the terms of any right to convert or exchange the debt securities into or for other securities or property;

      o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture; and

      o any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities. (Section 2.03).

      Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Important Federal income tax consequences and special considerations applicable to any series of debt securities will be described in the prospectus supplement. The prospectus supplement will also contain any special Federal income tax, accounting or other information relating to certain other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. Dollars.

Denominations, Registration, Payment and Transfer

      The debt securities will be issuable only in registered form without coupons. In the absence of any other specification in the prospectus supplement, a series of debt securities will be issued in denominations of $1,000 and any integral multiple thereof.

      Debt securities of any series may be exchanged for debt securities of the same series in other authorized denominations, in an equal aggregate principal amount. Debt securities may also be presented for registration of transfer, upon which the new transferee or transferees will receive new debt securities of the same series in authorized denominations in an equal aggregate principal amount. Debt securities to be exchanged or transferred must be presented at the office of the registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities. Debt securities presented for exchange or registration of transfer must be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in a form satisfactory to us and the trustee duly executed by, the holder of these debt securities or his attorney who has been duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer. We will not assess a service charge.

      We will appoint the trustees as registrars under the indentures. If the applicable prospectus supplement refers to any transfer agents or paying agents (in addition to the registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or paying agent or approve a change in the location through which any transfer agent or paying agent acts. We may at any time designate additional transfer agents or paying agents with respect to any series of debt securities.

      We are not required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days preceding the first mailing of notice of redemption for those series to be redeemed, or (b) any debt securities selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion thereof not so to be redeemed.

      The payment of principal of (and premium, if any) and any interest on debt securities will be made at the office of the trustee for those debt securities in the City of New York or at the office of a paying agent or paying agents that we may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as that address appears in the register for those debt securities. The payment of any interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on any record date for that interest, except in the case of defaulted interest.

Global Debt Securities

      We may issue debt securities of a series, in whole or in part, in the form of one or more global debt securities that are deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global debt security may not be transferred except as a whole (a) by the depositary for that global debt security to a nominee of that depositary, (b) by a nominee of that depositary to that depositary or another nominee of that depositary or (c) by that depositary or its nominee to a successor depositary or a nominee of that successor depositary.

      The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will generally apply to depositary arrangements.

      Upon the issuance of a global debt security, and the deposit of that global debt security with or on behalf of the depositary, the depositary for that global debt security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global debt security to the accounts of persons that have accounts with that depositary ("participants"). Dealers, underwriters or agents will designate participant accounts with respect to debt securities they sell, and we will designate participant accounts with respect to debt securities that we offer and sell directly. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in that global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

      So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, that depositary or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture governing those debt securities.

      Payments of principal of (and premium, if any) and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing those debt securities. None of FSA Holdings, the trustee for those debt securities, any paying agent, or the registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for those debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a global debt security representing any of those debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of that global debt security for those debt securities as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the responsibility of those participants.

      If a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of that series in exchange for the global debt security representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to those debt securities, determine not to have any debt securities of that series represented by one or more global debt securities and, in that event, will issue individual debt securities of that series in exchange for the global debt security or securities representing that series of debt securities. Further, if we specify with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of that series may, on terms acceptable to us, the trustee and the depositary for that global debt security, receive individual debt securities of that series in exchange for those beneficial interests, subject to any limitations described in the prospectus supplement relating to those debt securities. In these instances, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by that global debt security equal in principal amount to that beneficial interest and to have those debt securities registered in its name. Individual debt securities of that series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and any integral multiple thereof.

A Summary of Your Rights under the Indentures

      Each indenture is a contract. In these contracts we agree to perform a number of basic tasks, such as making payments of principal and interest, if any, on the debt securities, maintaining offices for payments on and registrations, transfers and exchanges of the debt securities, appointing a trustee and a paying agent for the debt securities and maintaining our corporate existence. In addition, in each indenture we agree not to take specified actions without the consent of holders of debt securities issued under that indenture (these contract provisions are often referred to as negative covenants). The purpose of these negative covenants is to prevent us from taking actions that might reduce the value or credit quality of a debt security owned by you. While numerous actions that could reduce the value of your debt securities are not prohibited by either indenture, your protections under the relevant indenture are intended to be commensurate with the protections that investors require when purchasing similar securities from issuers with credit characteristics comparable to ours.

      The senior indenture generally prohibits us from taking the following action unless the holders of a majority in principal amount of the affected senior debt securities outstanding, voting as a single class, consent:

      o placing a lien on the capital stock of FSA, unless the outstanding senior debt securities (and, if we so choose, our other indebtedness of equal rank) are entitled to share in that lien.

      Each indenture generally prohibits us from taking the following actions unless the holders of a majority in principal amount of the affected debt securities outstanding under that indenture, voting as a single class, consent:

      o selling the capital stock of FSA to a third party, unless we sell all of the capital stock of FSA or we sell less than 20% of the voting stock of FSA and, in each case, we receive fair value for the stock sold; and

      o consolidating with or merging into any other corporation or conveying, transferring or leasing our properties and assets as an entirety or substantially as an entirety to any person, unless the surviving or purchasing entity is a domestic corporation that assumes our obligations under that indenture and an event of default has not otherwise occurred under that indenture.

      In addition, we cannot do any of the following to your debt securities without your consent:

      o     change their final maturity date;

      o     reduce their principal amount;

      o     reduce the rate or extend the time of payment of their interest;

      o     reduce the amount payable (if any) on their redemption;

      o     impair or affect your right to institute suit for payment; and

      o impair or affect your right (if any) to have them redeemed at your option.

      If we breach our contract with you, you may, in accordance with the procedures and limitations in the applicable indenture, sue us for breach of contract.

      What follows is a more detailed description of the contract provisions of the indentures. This description contains details that are not included in this summary, and we encourage you to read it carefully.

Certain Covenants of FSA Holdings

      Limitations on Liens. Under the senior indenture, so long as senior debt securities are outstanding, we will not, and will not permit any subsidiary to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for borrowed money which is secured by any mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future capital stock of any Restricted Subsidiary (or any company, other than FSA Holdings, having direct or indirect control of any Restricted Subsidiary) unless the senior debt securities then outstanding and, if we so elect, any of our other indebtedness ranking at least pari passu with the senior debt securities are secured equally and ratably with, or prior to, that other secured debt so long as it is outstanding. (Section 3.06)

      "Restricted Subsidiary", as defined in the indentures, means FSA or any successor to all or substantially all of its business, provided that the successor is a subsidiary of FSA Holdings. A "subsidiary" is a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by FSA Holdings and/or one or more of its subsidiaries.

      Limitations on Disposition of Stock of Restricted Subsidiaries. Under the senior and subordinated indentures, so long as debt securities are outstanding, we will not, and will not permit any subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of any Restricted Subsidiary except for:

      o a sale, transfer or other disposition of any capital stock of any Restricted Subsidiary to a wholly owned subsidiary of FSA Holdings or that subsidiary;

      o a sale, transfer or other disposition of the entire capital stock of any Restricted Subsidiary for at least fair value (as determined by our Board of Directors acting in good faith); or

      o a sale, transfer or other disposition of the capital stock of any Restricted Subsidiary for at least fair value (as determined by our Board of Directors acting in good faith) if, after giving effect thereto, we and our subsidiaries would own more than 80% of the issued and outstanding voting stock of that Restricted Subsidiary. (Section 3.07)

      Limitations on Consolidation, Merger, Sale or Conveyance. Under the senior and subordinated indentures, so long as debt securities are outstanding, we will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, unless:

      o the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

      o the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities under that indenture, according to their tenor, and the due and punctual performance and observance of all of our covenants and conditions under that indenture, shall be expressly assumed, by supplemental indenture satisfactory in form to the applicable trustee, by the corporation formed by that consolidation or into which we have been merged, or which acquired that property; and

      o immediately after giving effect to that transaction, no event of default (as defined in the applicable indenture), and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing. (Section 9.01)

Events of Default

      Any one of the following events will constitute an event of default with regard to any series of debt securities under an indenture:

      (a) default continued for 30 days in payment of any installment of interest on any of the debt securities of that series when due and payable; or

      (b) default in payment of all or any part of the principal on any of the debt securities of that series when due and payable either at maturity, upon any redemption, by declaration or otherwise; or

      (c) default in the payment of any sinking fund instalment as and when the same becomes due and payable by the terms of the debt securities of that series; or

      (d) default in the performance, or breach, of any of our covenants or warranties in respect of the debt securities of that series and continuance of that default or breach for a period of 60 days after written notice as provided in that indenture; or

      (e) our failure to make any payment at maturity, including any applicable grace period, in respect of indebtedness in an amount in excess of $10,000,000, and that failure continues for a period of 10 days after written notice as provided in that indenture; or

      (f) our default with respect to any indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000, without that indebtedness having been discharged or that acceleration having been cured, waived, rescinded or annulled for a period of 10 days after written notice as provided in that indenture; or

      (g) certain events of bankruptcy, insolvency, or reorganization with respect to us or any Restricted Subsidiary; or

      (h) any other event of default provided in the supplemental indenture or resolution of our Board of Directors under which that series of debt securities is issued or in the form of debt security for that series. (Section 5.01)

      We are required to file with the trustee annually a written statement as to any defaults in the performance or fulfillment of any of our covenants, agreements or conditions contained in the indenture. (Section 3.05) Each indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of principal of or interest on the debt securities of that series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so. (Section 5.11)

      Each indenture provides that (1) if an event of default described in clause (a), (b) or (c) above has occurred and is continuing with regard to the debt securities of any series outstanding under that indenture, either the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding (each series voting as a separate class) may declare the principal (or, if debt securities of that series are original issue discount debt securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series and interest accrued thereon, if any, to be due and payable immediately and (2) if an event of default described in clause (d), (e), (f), (g) or (h) above has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of all debt securities (or in the case of an event of default described in clause (d) or (h) above, all series affected by that event of default) then outstanding (treated as a single class) may declare the principal (or, if any debt securities are original issue discount debt securities, that portion of the principal as may be specified in the terms of that series) of all debt securities (in the case of clause (d) or (h) above, limited to all series affected) then outstanding under that indenture and interest accrued thereon, if any, to be due and payable immediately.

      After a declaration of acceleration of maturity of the debt securities of any series, if all payments due (other than payments of principal due as a result of acceleration) have been made and all events of default

(other than the non-payment of the principal due as a result of acceleration), have been cured, waived or otherwise remedied as provided in the applicable indenture, then:

      o with respect to an event of default described in clauses (a), (b) and (c) above, the holders of a majority in principal amount of the debt securities of that series, voting as a separate class, then outstanding may waive all defaults with respect to that series and rescind and annul that declaration and its consequences; and

      o     with respect to an event of default described in clauses (d), (e),
            (f), (g) and (h) above, the holders of a majority in principal amount of the debt securities of all series (in the case of clause
            (d) or (h) above, limited to all series affected by that default), voting as a single class, then outstanding under that indenture may waive all those defaults with respect to all the debt securities then outstanding under that indenture and rescind and annul that declaration and its consequences. (Section 5.01)

      Prior to a declaration of acceleration of maturity of the debt securities of any series, either the holders of a majority in principal amount of the outstanding debt securities of all series under the applicable indenture, voting as a single class, or the holders of a majority in principal amount of the outstanding debt securities of the affected series, depending on the nature of the event of default, may waive an event of default and its consequences, except a default in the payment of the principal of or interest on any debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security affected. (Section 5.10)

      Each indenture provides that the trustee is under no obligation, subject to the trustee's duty during an event of default to act with the required standard of care, to exercise any of the trusts or powers vested in it by that indenture at the request, order or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. (Sections 6.01 and 6.02) Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of each series affected (with each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 5.09)

      No holder of debt securities of any series will have any right by virtue of either indenture to institute any legal action or proceeding with respect to that indenture, unless that holder has previously given to the trustee written notice of a continuing default, the holders of not less than 25% in principal amount of the debt securities of that series then outstanding have made written request on the trustee to institute such action or proceeding and have offered to the trustee any reasonable indemnity that the trustee may require relating to their request and the trustee fails to institute the requested proceeding within 60 days, and no direction inconsistent with such written request has been given to the trustee by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 5.06) These limitations do not apply to a suit for enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 5.07)

Defeasance and Covenant Defeasance

      The indentures contain a provision that, if made applicable to any series of debt securities, permits us to elect, subject to certain conditions, (a) to be discharged from our obligations with respect to the debt securities of that series (subject to limited exceptions) ("defeasance") and/or (b) to be released from our obligations with respect to that series of debt securities under the covenant in the indentures relating to limitations on disposition of stock of Restricted Subsidiaries and, in the case of the senior indenture, also the covenant relating to limitations on liens ("covenant defeasance"). To make either of these elections, we must irrevocably deposit with the trustee as trust funds monies, United States Government Obligations or a combination of the two sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the outstanding debt securities of that series on the maturity of that principal or interest. (Sections 13.01 through 13.04)

      Each indenture provides that, to effect defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that defeasance or covenant defeasance, as the case may be, will not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes and that those holders will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. In addition, in the case of defeasance, that opinion of counsel must state that a private letter ruling or a general revenue ruling to the same effect has been issued by the United States Internal Revenue Service or state that since the date of the applicable indenture there has been a change in the applicable Federal income tax law or the interpretation thereof to the same effect. (Section 13.04)

      In order to effect defeasance or covenant defeasance under the subordinated indenture, in addition to the requirements described above, no default in the payment of principal of (or premium, if any) or interest on any senior debt can have occurred and be continuing or no event of default with respect to senior debt can have occurred and be continuing and have resulted in that senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

Modification and Waiver

      Each indenture provides that with the consent of the holders of not less than a majority in principal amount of the debt securities at the time outstanding of all series affected by that supplemental indenture (voting as one class), FSA Holdings and the trustee may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that indenture or of modifying in any manner the rights of the holders of the debt securities of that series; provided, that no supplemental indenture shall (a) extend the final maturity of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an original issue discount debt security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or impair or affect the right of any holder to institute suit for the payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holder, without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of each debt security so affected. (Section 8.02) The holders of at least a majority in principal amount of the debt securities of all series outstanding under an indenture (voting as a class) may waive compliance by us with the covenants contained in that indenture relating to limitations on liens, limitations on dispositions of stock of Restricted Subsidiaries and corporate existence. (Section 3.09)

Subordination under the Subordinated Indenture

      To the extent provided in the subordinated indenture, the payment of the principal of (and premium, if any) and interest on each and all of the subordinated debt securities we issue will be subordinate and subject in right of payment to the prior payment of all amounts then due and payable in respect of all senior debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of FSA Holdings, the holders of the senior debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities. (Sections 14.01 and 14.02)

      In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt outstanding at the time of that acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities. (Section 14.03)

      No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to that default. (Section 14.04)

      The subordinated indenture defines "senior debt" as the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not that claim for post-petition interest is allowed in that proceeding), on Debt (as defined in the subordinated indenture), whether incurred on or prior to the date of the subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that those obligations are not superior in right of payment to the subordinated debt securities or to the other Debt which is pari passu with, or subordinated to, the subordinated debt securities; provided, however, that senior debt does not include (a) any of our Debt which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code was without recourse to us, (b) any of our Debt to any of our subsidiaries, (c) Debt to any of our employees, (d) any liability for taxes, (e) indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services and (f) the subordinated debt securities.

      The subordinated indenture places no limitation on the amount of additional senior debt that may be incurred by us. We may from time to time incur additional indebtedness constituting senior debt.

      The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to that issuance. Any change will be described in the prospectus supplement relating to those subordinated debt securities.

Conversion or Exchange

      The debt securities of any series may be convertible or exchangeable into common stock or other securities. The specific terms and conditions on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, and provisions under which the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

                           DESCRIPTION OF COMMON STOCK

      We are authorized to issue up to 50,000,000 shares of common stock. At February 10, 1999, 31,533,781 shares of our common stock were outstanding. This number of shares outstanding includes shares owned by a trust on our behalf and excludes 742,520 shares of treasury stock.

      The following description of our common stock does not purport to be complete. It does not give full effect to the provisions of statutory or common law applicable to securities like our common stock. The description is qualified in its entirety by reference to our certificate of incorporation and by-laws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

      The amount of dividends we pay in the future will be reviewed periodically by our Board of Directors in light of our earnings, financial condition and capital and other cash requirements. It is the policy of our Board of Directors that we retain an adequate portion of our earnings to support the growth of our business. We cannot assure you that any dividends will be paid.

      Most of our operations are conducted through FSA and thus our ability to pay dividends is dependent on FSA's financial condition, results of operations, cash requirements and other related factors. FSA is also subject to restrictions contained in the insurance laws and related regulations of New York and other states.

      We will ordinarily be required to withhold United States Federal income taxes in the amount of 30% of any dividends paid to non-United States shareholders who are not subject to United States Federal income taxation, unless a tax treaty between the United States and the country of the shareholder's residence provides for withholding at a reduced rate.

      Our common stock is traded on the New York Stock Exchange under the symbol "FSA". The transfer agent for our common stock is The Bank of New York.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

      As may be specified in a prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units ("stock purchase units") consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and any applicable pledge arrangement. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts, any securities comprising the stock purchase units, and, if applicable, collateral arrangements and depositary arrangements, relating to those stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

      We may sell the securities to one or more underwriters for a public offering by them. We may also sell securities to investors directly or through agents or dealers. The supplemental prospectus will include the names of any underwriters, agents or dealers to be used in the distribution.

      The securities may be offered and sold at a fixed price or prices, which may be changed from time to time. They may also be offered and sold from time to time at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. We may also, from time to time, authorize underwriters acting as our agents to offer and sell the securities. A prospectus supplement will include the terms of these arrangements. If securities are sold through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The prospectus supplement will include the names of the specific managing underwriter or underwriters and other underwriters, and the amount of securities to be underwritten by those underwriters. The prospectus supplement will also have the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased.

      In connection with the sale of securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.

      The prospectus supplement will set forth any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

      If we use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements.

      We may offer and sell the securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.

      The securities may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.

      Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

                                  LEGAL MATTERS

      Certain legal matters with respect to the legality of the securities will be passed upon for us by Bruce E. Stern, Esq., our General Counsel, and for any underwriters or agents by counsel to be named in the prospectus supplement.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedule of Financial Security Assurance Holdings Ltd. and Subsidiaries included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1997 (including the consolidated financial statements of Finacial Security Assurance Inc. and Subsidiaries included as an exhibit thereto), incorporated by reference in this prospectus, have been incorporated by reference herein in reliance on the reports of PricewaterhouseCoopers LLP, given on the authority of that firm as experts in accounting and auditing and incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

            Registration.........................             $ 63,940
            Trustee Fees ........................                7,500
            Printing ............................               30,000
            Accounting Fees .....................               30,000
            Legal Fees ..........................               80,000
            Rating Agency Fees ..................               60,000
            Miscellaneous........................                2,000
                                                              --------
                                                              $273,440

Item 15. Indemnification of Officers and Directors.

      Pursuant to the New York Business Corporation Law (the "NYBCL"), we have the power to indemnify certain persons, including our officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for us.

      Under our by-laws, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she or his or her testator or intestate is or was our director or officer, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at our request, shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, unless (a) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such action or proceedings or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      The indemnification provided in the NYBCL is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or the by-laws, a shareholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      We maintain directors' and officers' liability insurance which insures against liabilities that our directors or officers may incur in such capacities.

Item 16. Exhibits and Financial Statement Schedules.

(a)   Exhibits

      1.1   Form of Underwriting Agreement.*

      3.1   Restated Certificate of Incorporation (incorporated by reference to
            Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

     3.1(A) Certificate of Amendment of the Amended and Restated Certificate of
            Incorporation (incorporated by reference to Exhibit 3.1(A) to the registrant's Registration Statement on Form S-1 (No. 33-70230), as such Registration Statement has been amended).

      3.2 Amended and Restated By-Laws, as amended and restated on February 14, 1996 (incorporated by reference to Exhibit 5 to registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

      4.1 Amended and Restated Trust Indenture dated as of February 24, 1999, between the registrant and First Union National Bank, as Trustee.

      4.2   Form of Subordinated Indenture.

      4.3   Form of senior debt security (contained in Exhibit 4.1).

      4.4   Form of subordinated debt security (contained in Exhibit 4.2).

      4.5 Form of Purchase Contract Agreement (including as Exhibit A thereto the Form of the Security Certificate).*

      5.1   Opinion of Bruce E. Stern, Esq.

      12.1  Computation of Ratios of Earnings to Fixed Charges.

      23.1  Consent of PricewaterhouseCoopers LLP.

      23.2  Consent of Bruce E. Stern, Esq. (contained in Exhibit 5.1).

      24.1  Power of Attorney.

      25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Indenture filed as Exhibit 4.1 to this registration statement.

      25.2 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture filed as Exhibit 4.2 to this registration statement.*

----------
      * To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


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

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the SEC by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)   The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 10, 1999.

                                       FINANCIAL SECURITY ASSURANCE HOLDINGS
                                       LTD.

                                       By:          *
                                           -------------------------------------
                                           Robert P. Cochran
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

    Signature                        Title                           Date
    ---------                        -----                           ----

       *                 Chairman of the Board, Chief           March 10, 1999
-----------------       Executive Officer and Director
Robert P. Cochran       (principal executive officer)

       *                    President and Director              March 10, 1999
-----------------
 Roger K. Taylor

       *                 Executive Vice President and           March 10, 1999
-----------------                  Director
Sean W. McCarthy

       *                   Chief Financial Officer              March 10, 1999
-----------------       (principal financial officer)
John A. Harrison

       *                          Controller                    March 10, 1999
-----------------       (principal accounting officer)
Jeffrey S. Joseph

       *                  Vice Chairman of the Board            March 10, 1999
-----------------                and Director
  John J. Byrne

       *                           Director                     March 10, 1999
-----------------
Robert N. Downey

       *                           Director                     March 10, 1999
-----------------
Anthony M. Frank

       *                           Director                     March 10, 1999
-----------------
   Fudeji Hama


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

    Signature                        Title                           Date

       *                           Director                     March 10, 1999
------------------
  K. Thomas Kemp

       *                           Director                     March 10, 1999
------------------
 David O. Maxwell

       *                           Director                     March 10, 1999
------------------
James M. Osterhoff

       *                           Director                     March 10, 1999
------------------
  James H. Ozanne

       *                           Director                     March 10, 1999
------------------
  Richard A. Post

       *                           Director                     March 10, 1999
------------------
 Howard M. Zelikow

      * Bruce E. Stern, by signing his name hereto, does hereby execute this registration statement on behalf of the directors and officers of Financial Security Assurance Holdings Ltd. indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as
Exhibit 24.1 to the registration statement.


                                       By: /s/ Bruce Stern
                                           ----------------------
                                           Bruce E. Stern
                                           Attorney-in-Fact


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